Exhibit 10.1

January 10, 2002

Harry Magnuson

H.F. Magnuson and Company

P.O. Box 469

Wallace, ID 83873

Re: Revised Agreement – Aberdeen Idaho Mining Company (“Aberdeen”)

Dear Harry:

I have put together a small group, (five or six people) which includes myself, that would like to purchase your 3,500,000 shares of common stock of Aberdeen for a total of $85,000 in cash.  I also agree to do the following:

1.

Issue the current officers and directors a total of 25,000 shares of post-reverse split common stock.

2.

Raise additional funds ($50,000 to $70,000) for the company under a Reg D “506” private placement.

3.

File a Form 10 registration statement.

4.

Appoint a new slate of officers and directors.

5.

List the Company on the OTC Bulletin Board.

6.

Find a suitable merger candidate.

I agree to issue a check for $85,000 (or checks) for the 3,500,000 shares of common stock no later than February 1, 2002.

The Company is to be delivered with zero assets, no mining claims and zero liabilities.  The mining claims are to be transferred, along with the rights related to an ongoing appeal before the Bureau of Land Management to another entity.

Sincerely,

/s/ Terry Dunne

Terry Dunne

Agreed to by:  /s/ Harry Magnuson

Harry Magnuson